UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2006

UTSTARCOM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)    (Zip code)

(510) 864-8800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Writtencommunications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 12, 2006, UTStarcom, Inc. (the “Company”) received a notice (the “Notice”) from the staff of The Nasdaq Stock Market (Nasdaq) indicating that the Company is not in compliance with Marketplace Rule 4310(c)(14) due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006 (the “10-Q”). The Company had previously received notice (the “Original Notice”) from Nasdaq regarding the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “10-K”), and the Notice indicated that noncompliance regarding the 10-Q is further basis for delisting the Company’s common stock.

Subsequent to receiving the Original Notice, the Company requested and was granted a hearing with the Nasdaq Listing Qualifications Panel (the “Listing Panel”) on April 20, 2006. On May 10, 2006, the Listing Panel granted the Company a conditional extension until June 15, 2006 to file its 10-K, 10-Q and any required restatements. On June 1, 2006, the Company filed the 10-K as required by the Listing Panel.

The Company recently determined that it will need additional time in order to file the 10-Q and regain compliance with Nasdaq’s listing requirements. Accordingly, by letter dated June 13, 2006, the Company requested from the Listing Panel an additional extension through June 22, 2006. There can be no assurance that the Listing Panel will grant this extension request.

The Company issued a press release in connection with the foregoing matters on June 14, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits

99.1      Press release entitled “UTStarcom Requests Additional Seven-Day Filing Date Extension From Nasdaq.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2006	UTSTARCOM, INC.

	By:	/s/ FRANCIS P. BARTON
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
99.1	Press Release entitled “UTStarcom Requests Additional Seven-Day Filing Date Extension From Nasdaq.”